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Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2017 RESULTS
2017 Renovations Substantially Completed
Sedona Acquisitions Tracking Ahead of Underwriting
Company Maintains Substantial Investment Capacity
BETHESDA, Maryland, Friday, May 5, 2017 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 28 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Net Income: Net income was $8.9 million and earnings per diluted share was $0.04.

•	Comparable RevPAR: RevPAR was $161.89, a 1.9% increase from the comparable period of 2016. Renovation disruption negatively impacted the Company's RevPAR growth by approximately 210 basis points.

•
Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 26.79%, a increase of 5 basis points from the comparable period of 2016. Renovation disruption negatively impacted the Company's comparable Hotel Adjusted EBITDA margins by approximately 76 basis points. Total hotel operating expenses increased approximately 1% from the comparable period of 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $47.3 million.

•	Adjusted FFO: Adjusted FFO was $36.6 million and Adjusted FFO per diluted share was $0.18.

•	Acquisitions: The Company acquired the 88-room L'Auberge de Sedona and the 70-room Orchards Inn for a combined purchase price of $97 million.

•	Chief Operating Officer: Thomas G. Healy joined the Company as Chief Operating Officer and Executive Vice President, Asset Management.

•	Dividends: The Company declared a dividend of $0.125 per share during the first quarter, which was paid on April 12, 2017.
Recent Developments

•	Term Loan: On April 26, 2017, the Company closed on a new five-year $200 million unsecured term loan.

•	Mortgage Loan Repayment: On April 26, 2017, the Company repaid the $170.4 million mortgage loan secured by the Lexington Hotel New York with the proceeds from the new term loan.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “First quarter results benefited from our asset management team's strong execution in limiting total hotel expense growth to approximately 1%. We continued to position the portfolio for success in the quarter with the substantial completion of most of our 2017 renovations. Additionally, our recent acquisitions, the L’Auberge and Orchards Inn, exceeded underwriting in the first quarter with combined RevPAR growth of approximately 25%. As we look forward, with approximately $120 million of cash on hand and full capacity available under our $300 million credit facility, DiamondRock is positioned to to take advantage of opportunities as they emerge.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO”and a reconciliation of these measures to net income. Comparable operating results include our 2017 acquisitions for all periods presented and exclude our 2016 dispositions for all periods presented. See“Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended March 31, 2017, the Company reported the following:

	First Quarter
	2017	2016	Change
Comparable Operating Results (1)
ADR	$218.58	$217.33	0.6%
Occupancy	74.1%	73.1%	1.0 percentage points
RevPAR	$161.89	$158.88	1.9%
Revenues	$199.6 million	$197.4 million	1.1%
Hotel Adjusted EBITDA Margin	26.79%	26.74%	5 basis points

Actual Operating Results (2)
Revenues	$196.2 million	$213.0 million	-7.9%
Net income	$8.9 million	$16.8 million	-$7.9 million
Earnings per diluted share	$0.04	$0.08	-$0.04
Adjusted EBITDA	$47.3 million	$50.3 million	-$3.0 million
Adjusted FFO	$36.6 million	$42.8 million	-$6.2 million
Adjusted FFO per diluted share	$0.18	$0.21	-$0.03
(1) The amounts include pre-acquisition operating results for Sedona L'Auberge and Sedona Orchards Inn from January 1, 2017 to February 27, 2017 and January 1, 2016 to March 31, 2016. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors. Additionally, 2016 amounts exclude the three hotels sold during 2016: Orlando Airport Marriott, Hilton Minneapolis and Hilton Garden Inn Chelsea.
(2) Actual operating results for 2016 include the operating results from January 1, 2016 to March 31, 2016 for the three hotels sold during 2016: Orlando Airport Marriott, Hilton Minneapolis and Hilton Garden Inn Chelsea.

Hotel Acquisitions

The Company acquired the 88-room L'Auberge de Sedona and the 70-room Orchards Inn Sedona located in Sedona, Arizona for $97 million on February 28, 2017. The hotels are tracking ahead of the Company's underwriting, with combined RevPAR growth of approximately 25% for the quarter ended March 31, 2017.

Financing Activity

On April 26, 2017, the Company entered into a new five-year $200 million unsecured term loan. The interest rate on the term loan is based on a pricing grid ranging from 145 to 220 basis points over LIBOR, based on the Company's leverage ratio. The interest rate is currently 145 basis points over LIBOR. The proceeds were used to repay the $170.4 million mortgage loan secured by the Lexington Hotel New York and for general corporate purposes.

Capital Expenditures

The Company spent approximately $35.8 million on capital improvements at its hotels during the three months ended March 31, 2017, primarily related to the third phase of the Chicago Marriott Downtown renovation and guest room renovations at the Gwen, Worthington Renaissance, Charleston Renaissance, and The Lodge at Sonoma. The Company expects to spend between $110 million and $120 million on capital improvements at its hotels in 2017. Significant projects include the following:

•
Chicago Marriott Downtown: The Company recently completed the third phase of the multi-year renovation, which included the upgrade renovation of approximately 340 guest rooms. The Company expects to commence the final phase of the multi-year renovation, which includes renovating the final 258 of 1,200 guest rooms, meeting rooms and certain public spaces, during late 2017 with completion in early 2018.

•	The Gwen: The Company completed the renovation of the hotel's 311 guest rooms in April 2017.

•	Worthington Renaissance: The Company completed the renovation of the hotel's 504 guest rooms in January 2017.

•	Charleston Renaissance: The Company completed the renovation of the hotel's 166 guest rooms in February 2017.

•	The Lodge at Sonoma: The Company commenced the renovation of the hotel's 182 guest rooms in January 2017 and expects to complete the project during the second quarter of 2017.

•	JW Marriott Denver: The Company expects to renovate the hotel's 196 guest rooms, corridors, meeting space and lobby during the seasonally slow period beginning in late 2017 through early 2018.

Balance Sheet

As of March 31, 2017, the Company had $112.4 million of unrestricted cash on hand and approximately $918.0 million of total debt, which consisted of property-specific mortgage debt and a $100.0 million unsecured term loan. Following the closing of the new term loan, the Company has approximately $120 million of unrestricted cash on hand and approximately $943.3 million of total debt, consisting of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company has no outstanding borrowings on its $300 million senior unsecured credit facility and 20 of its 28 hotels are unencumbered by debt.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of March 31, 2017. The dividend was paid on April 12, 2017.

Guidance
The Company is providing annual guidance for 2017, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Comparable RevPAR assumes that all of the Company's 28 hotels were owned since January 1, 2016.

The Company is maintaining its 2017 guidance as previously reported and expects the full year 2017 results to be as follows:

Metric	Low End	High End

Comparable RevPAR Growth	-1.0 percent	1.0 percent
Adjusted EBITDA	$238.5 million	$251.5 million
Adjusted FFO	$193 million	$203 million
Adjusted FFO per share (based on 201.5 million shares)	$0.96 per share	$1.01 per share

The full year guidance range above reflects expected income tax expense of $7.5 to $11.5 million, expected interest expense of $37 million to $38 million and expected corporate expenses of $25 million.

The Company expects approximately 30% to 31% of its full year 2017 Adjusted EBITDA to be earned during the second quarter of 2017.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information for 2016. The operating information includes our 2017 acquisitions for all periods presented.

	Quarter 1, 2016	Quarter 2, 2016	Quarter 3, 2016	Quarter 4, 2016	Full Year 2016
ADR	$217.33	$233.36	$224.91	$232.91	$227.36
Occupancy	73.1%	85.4%	84.0%	76.1%	79.6%
RevPAR	$158.88	$199.22	$188.88	$177.21	$181.06
Revenues (in thousands)	$197,395	$240,366	$226,957	$214,765	$879,483
Hotel Adjusted EBITDA (in thousands)	$52,775	$85,525	$71,997	$67,070	$277,367
% of full Year	19.0%	30.8%	26.0%	24.2%	100.0%
Hotel Adjusted EBITDA Margin	26.74%	35.58%	31.72%	31.23%	31.54%
Available Rooms	871,689	872,417	882,004	883,016	3,509,126
Earnings Call
The Company will host a conference call to discuss its first quarter results on Friday, May 5, 2017, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 3766002. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 28 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Property and equipment, net	$2,753,516	$2,646,676
Restricted cash	48,754	46,069
Due from hotel managers	91,859	77,928
Favorable lease assets, net	26,508	18,013
Prepaid and other assets (1)	35,682	37,682
Cash and cash equivalents	112,429	243,095
Total assets	$3,068,748	$3,069,463
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt, net of unamortized debt issuance costs	$818,600	$821,167
Term loan, net of unamortized debt issuance costs	99,409	99,372
Senior unsecured credit facility	—	—
Total debt	918,009	920,539

Deferred income related to key money, net	19,359	20,067
Unfavorable contract liabilities, net	72,168	72,646
Deferred ground rent	81,990	80,509
Due to hotel managers	72,738	58,294
Dividends declared and unpaid	25,464	25,567
Accounts payable and accrued expenses (2)	57,723	55,054
Total other liabilities	329,442	312,137
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,266,132 and 200,200,902 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	2,003	2,002
Additional paid-in capital	2,056,255	2,055,365
Accumulated deficit	(236,961)	(220,580)
Total stockholders’ equity	1,821,297	1,836,787
Total liabilities and stockholders’ equity	$3,068,748	$3,069,463

(1) Includes $23.1 million of deferred tax assets, $3.6 million and $6.0 million of prepaid expenses, and $9.0 million and $8.6 million of other assets as of March 31, 2017 and December 31, 2016, respectively.

(2) Includes $20.5 million of deferred tax liabilities, $9.1 million and $12.1 million of accrued property taxes, $17.6 million and $10.8 million of accrued capital expenditures, and $10.5 million and $11.7 million of other accrued liabilities as of March 31, 2017 and December 31, 2016, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rooms	$137,832	$149,443
Food and beverage	44,778	50,374
Other	13,600	13,217
Total revenues	196,210	213,034
Operating Expenses:
Rooms	36,901	38,714
Food and beverage	29,466	33,350
Management fees	6,012	6,609
Other hotel expenses	71,659	78,929
Depreciation and amortization	24,363	25,121
Hotel acquisition costs	2,251	—
Corporate expenses	6,262	6,000
Total operating expenses, net	176,914	188,723
Operating profit	19,296	24,311

Interest and other income, net	(359)	(50)
Interest expense	9,513	11,664
Total other expenses, net	9,154	11,614
Income before income taxes	10,142	12,697
Income tax (expense) benefit	(1,255)	4,081
Net income	$8,887	$16,778
Earnings per share:
Basic earnings per share	$0.04	$0.08
Diluted earnings per share	$0.04	$0.08

Weighted-average number of common shares outstanding:
Basic	200,654,092	200,992,875
Diluted	201,837,582	201,595,461

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBIDTA when combined with GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Costs: We exclude the transition costs associated with a change in hotel manager because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2017	2016
Net income	$8,887	$16,778
Interest expense	9,513	11,664
Income tax expense (benefit)	1,255	(4,081)
Real estate related depreciation and amortization	24,363	25,121
EBITDA	44,018	49,482
Non-cash ground rent	1,550	1,334
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)
Hotel acquisition costs	2,251	—
Adjusted EBITDA	$47,341	$50,338

	Full Year 2017 Guidance
	Low End	High End
Net income	$89,449	$100,449
Interest expense	38,000	37,000
Income tax expense	7,500	11,500
Real estate related depreciation and amortization	97,100	96,100
EBITDA	232,049	245,049
Non-cash ground rent	6,100	6,100
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Acquisition costs	2,251	2,251
Adjusted EBITDA	$238,500	$251,500

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2017	2016
Net income	$8,887	$16,778
Interest expense	9,513	11,664
Income tax expense (benefit)	1,255	(4,081)
Real estate related depreciation and amortization	24,363	25,121
EBITDA	44,018	49,482
Corporate expenses	6,262	6,000
Interest and other income, net	(359)	(50)
Hotel acquisition costs	2,251	—
Hotel EBITDA	52,172	55,432
Non-cash ground rent	1,550	1,334
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)
Hotel Adjusted EBITDA	$53,244	$56,288

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,

	2017	2016
Net income	$8,887	$16,778
Real estate related depreciation and amortization	24,363	25,121
FFO	33,250	41,899
Non-cash ground rent	1,550	1,334
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)
Hotel acquisition costs	2,251	—
Fair value adjustments to debt instruments	—	14
Adjusted FFO	$36,573	$42,769
Adjusted FFO per diluted share	$0.18	$0.21

	Full Year 2017 Guidance
	Low End	High End
Net income	$89,449	$100,449
Real estate related depreciation and amortization	97,100	96,100
FFO	186,549	196,549
Non-cash ground rent	6,100	6,100
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Acquisition costs	2,251	2,251
Adjusted FFO	$193,000	$203,000
Adjusted FFO per diluted share	$0.96	$1.01

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2017 acquisitions and excludes the results for our 2016 dispositions (in thousands):

	Three Months Ended March 31,
	2017	2016
Revenues	$196,210	$213,034
Hotel revenues from prior ownership (1)	3,422	5,365
Hotel revenues from sold hotels (2)	—	(21,004)
Comparable Revenues	$199,632	$197,395

Hotel Adjusted EBITDA	$53,244	$56,288
Hotel Adjusted EBITDA from prior ownership (1)	229	785
Hotel Adjusted EBITDA from sold hotels (2)	—	(4,298)
Comparable Hotel Adjusted EBITDA	$53,473	$52,775

Hotel Adjusted EBITDA Margin	27.14%	26.42%
Comparable Hotel Adjusted EBITDA Margin	26.79%	26.74%

(1)
Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to March 31, 2016, respectively. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three months ended March 31, 2017 and 2016 for each of the hotels that we owned as of March 31, 2017. Our GAAP hotel operating expenses for the three months ended March 31, 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2017 comparable to our ownership period in 2016, the amounts in the column titled “Adjustments for Acquisitions and Dispositions” represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to March 31, 2016 and excludes the operating results of the Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea for the time periods presented. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Acquisitions/Dispositions		Comparable
	Three Months Ended March 31,					Three Months Ended March 31,
	2017	2016	% Change	2017	2016	2017	2016	% Change

Rooms departmental expenses	$36,901	$38,714	(4.7)%	$773	$(2,479)	$37,674	$36,235	4.0%
Food and beverage departmental expenses	29,466	33,350	(11.6)%	919	(2,626)	30,385	30,724	(1.1)%
Other direct departmental	2,995	3,100	(3.4)%	256	266	3,251	3,366	(3.4)%
General and administrative	17,995	19,697	(8.6)%	416	(1,533)	18,411	18,164	1.4%
Utilities	6,060	6,812	(11.0)%	107	(508)	6,167	6,304	(2.2)%
Repairs and maintenance	8,684	9,316	(6.8)%	209	(621)	8,893	8,695	2.3%
Sales and marketing	13,801	15,685	(12.0)%	263	(1,541)	14,064	14,144	(0.6)%
Franchise fees	5,031	5,288	(4.9)%	—	(229)	5,031	5,059	(0.6)%
Base management fees	4,545	5,315	(14.5)%	116	(431)	4,661	4,884	(4.6)%
Incentive management fees	1,467	1,294	13.4%	—	(7)	1,467	1,287	14.0%
Property taxes	12,230	12,255	(0.2)%	82	(519)	12,312	11,736	4.9%
Ground rent	2,513	3,799	(33.9)%	—	(1,490)	2,513	2,309	8.8%
Insurance	1,688	1,790	(5.7)%	45	(99)	1,733	1,691	2.5%
Other fixed expenses	662	1,187	(44.2)%	39	(31)	701	1,156	(39.4)%
Total hotel operating expenses	$144,038	$157,602	(8.6)%	$3,225	$(11,848)	$147,263	$145,754	1.0%

Market Capitalization as of March 31, 2017
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2017 closing price of $11.15/share)	$2,245,722
Consolidated debt	918,009
Cash and cash equivalents	(112,429)
Total enterprise value	$3,051,302
Share Reconciliation

Common shares outstanding	200,266
Unvested restricted stock held by management and employees	632
Share grants under deferred compensation plan	512
Combined shares outstanding	201,410

Debt Summary as of May 4, 2017
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$57,790	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	66,180	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	28,687	April 2023
Westin San Diego	3.94%	Fixed	65,805	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	84,990	August 2024
Renaissance Worthington	3.66%	Fixed	85,000	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	64,226	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	200,329	November 2025
Debt issuance costs, net			(5,564)
Total mortgage debt, net of unamortized debt issuance costs			$647,443

Unsecured term loan	LIBOR + 1.45(1)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(1)	Variable	200,000	April 2022
Debt issuance costs, net			(4,179)
Unsecured term loans, net of unamortized debt issuance costs			$295,821

Senior unsecured credit facility	LIBOR + 1.50	Variable	$—	May 2020 (2)

Total debt, net of unamortized debt issuance costs			$943,264

Weighted-average interest rate of fixed rate debt	4.22%
Total weighted-average interest rate	3.67%

(1)	The interest rate as of May 4, 2017 was 2.45%.

(2)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2017	1Q 2016	B/(W)	1Q 2017	1Q 2016	B/(W)	1Q 2017	1Q 2016	B/(W)	1Q 2017	1Q 2016	B/(W)
Atlanta Alpharetta Marriott	$179.49	$184.82	(2.9)%	70.2%	68.9%	1.3%	$125.98	$127.39	(1.1)%	33.33%	35.63%	-230 bps
Bethesda Marriott Suites	$170.50	$160.42	6.3%	70.1%	60.6%	9.5%	$119.47	$97.25	22.8%	26.00%	18.45%	755 bps
Boston Westin	$207.73	$201.23	3.2%	67.6%	71.2%	(3.6)%	$140.34	$143.34	(2.1)%	20.42%	18.58%	184 bps
Hilton Boston Downtown	$202.90	$206.30	(1.6)%	72.7%	76.8%	(4.1)%	$147.60	$158.36	(6.8)%	17.50%	23.44%	-594 bps
Hilton Burlington	$122.29	$126.35	(3.2)%	67.3%	68.0%	(0.7)%	$82.32	$85.90	(4.2)%	14.23%	22.09%	-786 bps
Renaissance Charleston	$240.22	$203.73	17.9%	57.3%	86.4%	(29.1)%	$137.59	$175.98	(21.8)%	18.90%	33.52%	-1462 bps
Chicago Marriott	$164.76	$162.21	1.6%	49.5%	40.4%	9.1%	$81.51	$65.52	24.4%	(3.16)%	(21.31)%	1815 bps
Chicago Gwen	$161.61	$160.13	0.9%	45.2%	55.2%	(10.0)%	$73.10	$88.37	(17.3)%	(23.13)%	(8.08)%	-1505 bps
Courtyard Denver Downtown	$187.94	$185.29	1.4%	71.5%	75.8%	(4.3)%	$134.32	$140.37	(4.3)%	40.92%	41.44%	-52 bps
Courtyard Fifth Avenue	$198.63	$204.97	(3.1)%	83.3%	78.1%	5.2%	$165.38	$160.08	3.3%	(7.67)%	(4.38)%	-329 bps
Courtyard Midtown East	$196.41	$204.49	(4.0)%	81.9%	85.4%	(3.5)%	$160.86	$174.67	(7.9)%	7.12%	10.04%	-292 bps
Fort Lauderdale Westin	$237.77	$252.29	(5.8)%	96.0%	97.6%	(1.6)%	$228.24	$246.24	(7.3)%	45.44%	47.66%	-222 bps
Frenchman's Reef	$351.14	$337.11	4.2%	91.0%	89.3%	1.7%	$319.39	$301.10	6.1%	35.77%	36.66%	-89 bps
JW Marriott Denver Cherry Creek	$242.85	$256.27	(5.2)%	74.4%	77.0%	(2.6)%	$180.69	$197.26	(8.4)%	28.05%	31.13%	-308 bps
Inn at Key West	$238.63	$260.36	(8.3)%	80.7%	96.5%	(15.8)%	$192.53	$251.27	(23.4)%	55.90%	53.46%	244 bps
Sheraton Suites Key West	$297.84	$314.54	(5.3)%	93.4%	95.5%	(2.1)%	$278.06	$300.32	(7.4)%	52.08%	51.95%	13 bps
Lexington Hotel New York	$177.62	$184.59	(3.8)%	87.2%	81.0%	6.2%	$154.92	$149.48	3.6%	(14.97)%	(8.24)%	-673 bps
Hotel Rex	$249.07	$250.81	(0.7)%	76.2%	79.2%	(3.0)%	$189.72	$198.59	(4.5)%	34.72%	35.15%	-43 bps
Salt Lake City Marriott	$170.62	$165.41	3.1%	76.8%	65.6%	11.2%	$130.97	$108.49	20.7%	43.34%	34.23%	911 bps
L'Auberge de Sedona (1)	$627.33	$526.93	19.1%	81.7%	75.4%	6.3%	$512.35	$397.13	29.0%	32.84%	28.80%	404 bps
Orchards Inn Sedona (1)	$257.29	$230.43	11.7%	91.5%	89.0%	2.5%	$235.48	$205.15	14.8%	42.71%	43.52%	-81 bps
Shorebreak	$219.08	$215.30	1.8%	62.2%	75.6%	(13.4)%	$136.21	$162.76	(16.3)%	16.47%	25.34%	-887 bps
The Lodge at Sonoma	$236.41	$225.28	4.9%	41.8%	73.5%	(31.7)%	$98.91	$165.66	(40.3)%	(9.98)%	19.34%	-2932 bps
Hilton Garden Inn Times Square Central	$174.40	$182.29	(4.3)%	95.2%	94.0%	1.2%	$166.10	$171.27	(3.0)%	8.72%	13.84%	-512 bps
Vail Marriott	$422.64	$412.52	2.5%	91.7%	89.2%	2.5%	$387.75	$368.09	5.3%	52.91%	53.96%	-105 bps
Westin San Diego	$197.49	$187.19	5.5%	84.6%	83.7%	0.9%	$167.12	$156.71	6.6%	41.58%	39.61%	197 bps
Westin Washington D.C. City Center	$230.68	$207.40	11.2%	82.9%	80.3%	2.6%	$191.33	$166.50	14.9%	39.29%	33.20%	609 bps
Renaissance Worthington	$184.65	$182.58	1.1%	77.4%	67.1%	10.3%	$142.97	$122.45	16.8%	39.95%	34.25%	570 bps
Total	$217.62	$217.09	0.2%	74.1%	73.3%	0.8%	$161.30	$159.09	1.4%	27.14%	27.15%	-1 bps
Comparable Total (2)	$218.58	$217.33	0.6%	74.1%	73.1%	1.0%	$161.89	$158.88	1.9%	26.79%	26.74%	5 bps

(1)
Hotels were acquired on February 28, 2017. Amounts reflect the operating results these hotels for the period from February 28, 2017 to March 31, 2017 and February 28, 2016 to March 31, 2016, respectively.

(2)
Amounts include the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017 and January 1, 2016 to March 31, 2016, respectively, and exclude the three hotels sold in 2016.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,014	$1,287	$384	$—	$—	$1,671
Bethesda Marriott Suites	$3,931	$(848)	$347	$—	$1,523	$1,022
Boston Westin	$18,300	$(607)	$2,181	$2,231	$(69)	$3,736
Hilton Boston Downtown	$6,137	$(162)	$1,236	$—	$—	$1,074
Hilton Burlington	$2,523	$(157)	$516	$—	$—	$359
Renaissance Charleston	$2,344	$145	$330	$—	$(32)	$443
Chicago Marriott	$15,721	$(3,613)	$3,478	$35	$(397)	$(497)
Chicago Gwen	$2,542	$(1,443)	$855	$—	$—	$(588)
Courtyard Denver Downtown	$2,314	$664	$283	$—	$—	$947
Courtyard Fifth Avenue	$2,895	$(723)	$449	$—	$52	$(222)
Courtyard Midtown East	$4,891	$(1,303)	$662	$989	$—	$348
Fort Lauderdale Westin	$14,728	$5,424	$1,269	$—	$—	$6,693
Frenchman's Reef	$21,856	$6,160	$1,658	$—	$—	$7,818
JW Marriott Denver Cherry Creek	$5,152	$231	$508	$706	$—	$1,445
Inn at Key West	$2,213	$1,044	$193	$—	$—	$1,237
Sheraton Suites Key West	$5,495	$2,575	$287	$—	$—	$2,862
Lexington Hotel New York	$10,801	$(6,567)	$3,475	$1,467	$8	$(1,617)
Hotel Rex	$1,875	$508	$143	$—	$—	$651
Salt Lake City Marriott	$9,230	$2,843	$518	$639	$—	$4,000
L'Auberge de Sedona	$2,372	$595	$184	$—	$—	$779
Orchards Inn Sedona	$967	$336	$77	$—	$—	$413
Shorebreak	$2,532	$32	$400	$—	$(15)	$417
The Lodge at Sonoma	$3,045	$(985)	$390	$291	$—	$(304)
Hilton Garden Inn Times Square Central	$4,337	$(413)	$791	$—	$—	$378
Vail Marriott	$16,255	$8,097	$503	$—	$—	$8,600
Westin San Diego	$9,438	$2,158	$1,108	$658	$—	$3,924
Westin Washington D.C. City Center	$8,420	$1,323	$1,283	$702	$—	$3,308
Renaissance Worthington	$10,882	$2,691	$855	$799	$2	$4,347
Total	$196,210	$19,292	$24,363	$8,517	$1,072	$53,244
Add: Prior Ownership Results(2)	$3,422	$(293)	$522	$—	$—	$229
Comparable Total	$199,632	$18,999	$24,885	$8,517	$1,072	$53,473

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the pre-acquisition operating results of L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2016
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,217	$1,501	$358	$—	$—	$1,859
Bethesda Marriott Suites	$3,311	$(1,279)	$357	$—	$1,533	$611
Boston Westin	$18,324	$(1,030)	$2,203	$2,292	$(60)	$3,405
Hilton Boston Downtown	$6,588	$308	$1,228	$—	$8	$1,544
Hilton Burlington	$2,798	$151	$467	$—	$—	$618
Renaissance Charleston	$3,100	$820	$251	$—	$(32)	$1,039
Hilton Garden Inn Chelsea	$2,513	$(30)	$361	$—	$—	$331
Chicago Marriott	$12,376	$(5,598)	$2,941	$417	$(397)	$(2,637)
Chicago Gwen	$3,157	$(913)	$658	$—	$—	$(255)
Courtyard Denver Downtown	$2,454	$731	$286	$—	$—	$1,017
Courtyard Fifth Avenue	$2,833	$(1,436)	$440	$820	$52	$(124)
Courtyard Midtown East	$5,249	$(1,154)	$673	$1,008	$—	$527
Fort Lauderdale Westin	$15,743	$6,335	$1,168	$—	$—	$7,503
Frenchman's Reef	$21,759	$6,364	$1,613	$—	$—	$7,977
JW Marriott Denver Cherry Creek	$5,908	$595	$525	$719	$—	$1,839
Inn at Key West	$2,817	$1,327	$179	$—	$—	$1,506
Sheraton Suites Key West	$5,965	$2,585	$514	$—	$—	$3,099
Lexington Hotel New York	$10,413	$(5,571)	$3,367	$1,339	$7	$(858)
Minneapolis Hilton	$9,418	$(2,319)	$1,462	$1,268	$(242)	$169
Orlando Airport Marriott	$9,073	$3,225	$573	$—	$—	$3,798
Hotel Rex	$1,960	$547	$142	$—	$—	$689
Salt Lake City Marriott	$7,213	$1,262	$544	$663	$—	$2,469
Shorebreak	$3,315	$480	$375	$—	$(15)	$840
The Lodge at Sonoma	$5,475	$392	$367	$300	$—	$1,059
Hilton Garden Inn Times Square Central	$4,501	$(154)	$777	$—	$—	$623
Vail Marriott	$15,415	$7,839	$479	$—	$—	$8,318
Westin San Diego	$9,120	$1,907	$1,026	$679	$—	$3,612
Westin Washington D.C. City Center	$7,687	$604	$1,219	$729	$—	$2,552
Renaissance Worthington	$9,332	$1,818	$568	$808	$2	$3,196
Total	$213,034	$19,307	$25,121	$11,042	$856	$56,288
Add: Prior Ownership Results(2)	$5,365	$(148)	$933	$—	$—	$785
Less: Sold Hotels (3)	$(21,004)	$(876)	$(2,396)	$(1,268)	$242	$(4,298)
Comparable Total	$197,395	$18,283	$23,658	$9,774	$1,098	$52,775

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manger transition costs.

(2)	Amounts represent the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2016 to March 31, 2016.

(3)	Amounts represent the operating results of the three hotels sold in 2016: Orlando Airport Marriott, Minneapolis Hilton and Hilton Garden Inn Chelsea.